Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SEVENTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT

This SEVENTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT (this “Amendment”), dated as of October 13, 2026 (the “Seventh Amendment Effective Date”), is entered into by and between Liquidia Technologies, Inc., a Delaware corporation (the “Company”), and Healthcare Royalty Partners IV, L.P., a Delaware limited partnership, as the sole Investor and Investor Representative under the Agreement (as defined below) (the “Investor Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Revenue Interest Financing Agreement, dated as of January 9, 2023 (as amended by the First Amendment to the Revenue Interest Financing Agreement dated as of April 17, 2023, as amended by the Second Amendment to the Revenue Interest Finance Agreement dated as of June 28, 2023, as amended by the Third Amendment to the Revenue Interest Finance Agreement dated as of July 27, 2023, as amended by the Fourth Amendment to the Revenue Interest Finance Agreement dated as of January 3, 2024, as amended by the Fifth Amendment to the Revenue Interest Finance Agreement dated as of September 11, 2024, and as amended by the Sixth Amendment to the Revenue Interest Financing Agreement dated as of March 17, 2025, the “Agreement”); and

WHEREAS, the Parties desire to effect the agreements, acknowledgments, consents and amendments to the Agreement contemplated by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Letter of Credit as Permitted Debt. Subject to the satisfaction of the conditions set forth in Section 3 hereof, and notwithstanding anything to the contrary in the Agreement or any other Transaction Document, the Investor Representative, on behalf of itself and the Investor, hereby agrees that the one or more irrevocable standby letters of credit described on Exhibit A attached hereto, (as the same may be automatically extended in accordance with their terms, the “Letters of Credit”), together with the Parent Company’s reimbursement and other obligations to the issuer thereof in respect of the Letters of Credit and all Indebtedness contemplated by the Letters of Credit, shall constitute Permitted Debt for all purposes under the Agreement and the other Transaction Documents and the Investor Representative hereby consents to the Parent Company’s incurrence of Indebtedness under the Letters of Credit; provided that (a) the stated amount of the Letters of Credit in the aggregate may not be increased above their aggregate original stated amounts as described in Exhibit A, (b) following any drawing under any such Letter of Credit, the stated amount thereof may not be reinstated, restored or otherwise increased by the amount so drawn, whether upon reimbursement of such drawing or otherwise, and (c) following the expiration, termination or cancellation of the Letters of Credit, the Letters of Credit may not be renewed, replaced or reissued, in whole or in part, in each case without the prior written consent of the Investor Representative.

2.	Amendment to Section 7.8. Effective as of the Seventh Amendment Effective Date, Section 7.8 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 7.8 Minimum Cash. During the Payment Term, permit aggregate cash and Cash Equivalents, in each case, of the Company or any Company Party held in Deposit Accounts and Securities Accounts, in each case, for which the Investor Representative shall have received an effective Deposit Account Control Agreement or Securities Account Control Agreement, as applicable (collectively, the “Minimum Cash Accounts” and each, a “Minimum Cash Account”), to be less than the [***] Dollars ($[***]).”

3.	Representations and Warranties. To induce the Investor Representative to enter into this Amendment, each of the Company and each other member of the Company Group represents and warrants to the Investor Representative that, as of the date of this Amendment, (a) the execution, delivery and performance by each Company Party of this Amendment are within each such Company Party’s power and authority, and the execution, delivery and performance of this Amendment by each Company Party have been duly authorized by each Company Party, (b) the execution and delivery of this Amendment by each Company Party will not (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, Permit or license of any Governmental Authority to which any member of the Company Group or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which any member of the Company Group is a party or by which any member of the Company Group or any of their respective assets or properties is bound or committed (other than a Material Contract), (C) any Material Contract or (D) any term or provision of any of the Organization Documents of any member of the Company Group, except in the case of clause (A) or (B) where any such event would not reasonably be expected to result in a Material Adverse Effect or (ii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Collateral (in each case other than Permitted Liens), (c) this Amendment has been duly executed and delivered by each Company Party and constitutes the legal, valid and binding obligation of each such Company Party, enforceable against each such Company Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy, and (d) no Bankruptcy Event with respect to any member of the Company Group or any Special Termination Event, Change of Control, Default or Event of Default has occurred and is continuing.

4.	Effect on Agreement. Upon the execution and delivery of this Amendment by the parties hereto, the Agreement shall be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in Exhibits hereto or the other Transaction Documents) has been made or relied upon by either Party hereto.

5.	Agreement in Effect. Except as specifically provided for in this Amendment, the Agreement shall remain unmodified and in full force and effect.

6.	Headings. The headings of the Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7.	Other Miscellaneous Terms. The provisions of Article XII of the Agreement (other than Section 12.6, Section 12.10 and Section 12.13 of the Agreement) shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

8.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of digital imaging and electronic mail, shall be treated in all manner and respects as an original contract and shall have the same binding legal effect as if it were the original signed version thereof delivered in person.

9.	Entire Agreement; Conflicts. This Amendment, the Agreement and the other documents and instruments referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof. In the event of any conflict between the terms and provisions of this Amendment and any Transaction Document, the terms and provisions of this Amendment shall control.

10.	Reaffirmation by the Company Parties. Each Company Party hereby consents to the amendments of the Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Transaction Document to which such Company Party is a party is, and the obligations of such Company Party contained therein are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment. Without limiting the foregoing, each Company Party hereby confirms that the security interests granted by it in favor of the Investor Representative and the Investor pursuant to the Transaction Documents remain in full force and effect, are not released or reduced and shall continue to secure the Obligations and the Secured Obligations (as defined in the Security Agreement).

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Seventh Amendment Effective Date.

THE COMPANY: LIQUIDIA TECHNOLOGIES, INC.		INVESTOR REPRESENTATIVE: HEALTHCARE ROYALTY PARTNERS IV, L.P., by HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Mike Kaseta	By:	/s/ Clarke B. Futch
Name: Mike Kaseta		Name: Clarke B. Futch
Title: Chief Financial Officer		Title: Chief Financial Officer
Date: October 13, 2026

Acknowledged and Agreed:

LIQUIDIA CORPORATION		LIQUIDIA PAH, LLC

By:	/s/ Mike Kaseta	By:	/s/ Mike Kaseta
Name: Mike Kaseta		Name: Mike Kaseta
Title: Chief Financial Officer		Title: Chief Financial Officer

Exhibit A

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